Exhibit 4.6

AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT
This AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (“Amendment”) is made and entered into as of December 8 , 2015 by and between ESTABLISHMENT LABS HOLDINGS, INC., a British Virgin Islands company (the “Company”), and CPH TU, LP, a Delaware limited partnership (the “Purchaser”). The Company and the Purchaser are hereinafter referred to as the “Parties”.
WHEREAS, the Parties entered into that certain Note and Warrant Purchase Agreement, dated as of August 28, 2015 (the “Agreement”);
WHEREAS, the Parties desire to increase the authorized aggregate principal amount of the Additional Convertible Notes from up to $5,000,000 to up to $8,000,000; and
WHEREAS, the Parties desire to amend, clarify and supplement the Agreement, as more fully set forth herein.
NOW, THEREFORE, the undersigned Parties hereby agree as follows, notwithstanding anything to the contrary in the Agreement:
1.Sale of Additional Convertible Notes. Section 2.03 of the Agreement is hereby amended by replacing “$5,000,000” with “$8,000,000”.
2.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the British Virgin Islands, without reference to principles of conflict of laws or choice of laws.
3.Amendment Limited. Except as expressly provided herein, each of the provisions of the Agreement shall remain in full force and effect following the execution of this Amendment.
4.Conflicts. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement or any prior amendment thereto, the provisions of this Amendment shall control.
5.Counterpart; Facsimile Signatures. This Amendment may be executed in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
6.Definitions. Capitalized terms defined in the Agreement and not otherwise defined in this Amendment are used herein as so defined.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note and Warrant Purchase Agreement on the day, month and year first above written.

COMPANY:

ESTABLISHMENT LABS HOLDINGS, INC.

By:	/s/ Juan Jose Chacon Quiros
Name: Juan Jose Chacon Quiros
Title: CEO

PURCHASER:

CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
Its general partner

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Signature Page to Amendment to
Amendment To Note And Warrant Purchase Agreement

5.Counterpart; Facsimile Signatures. This Amendment may be executed in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
6.Definitions. Capitalized terms defined in the Agreement and not otherwise defined in this Amendment are used herein as so defined.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Pledge Agreement on the day, month and year first above written.

PLEDGOR:

ESTABLISHMENT LABS HOLDINGS, INC.

By:
Name:
Title:

PLEDGEE:

CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
Its general partner

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Signature Page to Amendment Pledge Agreement

6.Definitions. Capitalized terms defined in the Agreement and not otherwise defined in this Amendment are used herein as so defined.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Note and Warrant Purchase Agreement on the day, month and year first above written.

COMPANY:

ESTABLISHMENT LABS HOLDINGS, INC.

By:
Name:
Title:

PURCHASER:

CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
Its general partner

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Signature Page to Amendment to
Note And Warrant Purchase Agreement

AMENDMENT TO PLEDGE AGREEMENT
This AMENDMENT TO PLEDGE AGREEMENT (“Amendment”) is made and entered into as of December 8 , 2015 by and between ESTABLISHMENT LABS HOLDINGS, INC., a British Virgin Islands company number 1794254 (the “Pledgor”), with domicile at British Virgin Islands, OMC Chambers, Wickhams Cay 1, Road Town, Tortola, BVI and duly represented by its incumbent, JUAN JOSE CHACON QUIROS, citizen of Costa Rica, of legal age, divorced once, entrepreneur, residing in Escazu, San Jose, Costa Rica, and bearer of the id number 1-822-006, and CPH TU, LP, a Delaware limited partnership (the “Pledgee”), with domicile at 2711 Centerville Road, Suite 400, Wilmington, DE 19808, County of New Castle, and duly represented by its incumbent, NICHOLAS LEWIN, citizen of United States of America, of legal age, single, investor, residing in New York, bearer of the passport issued by his country number 441216547. The Pledgor and the Pledgee are hereinafter referred to as the “Parties”.
WHEREAS, the Parties entered into that certain Pledge Agreement, dated as of August 28, 2015 (the “Agreement”), and that certain Note and Warrant Purchase Agreement, dated as of August 28, 2015 (the “Purchase Agreement”);
WHEREAS, the Parties are amending the Purchase Agreement to increase the authorized aggregate principal amount of the Additional Convertible Notes from up to $5,000,000 to up to $8,000,000;
WHEREAS, the Parties desire to revise the Agreement to conform to the changes being made to that Purchase Agreement; and
WHEREAS, the Parties desire to amend, clarify and supplement the Agreement, as more fully set forth herein.
NOW, THEREFORE, the undersigned Parties hereby agree as follows, notwithstanding anything to the contrary in the Agreement:
1.Section. Section 1 of the Agreement is hereby amended by replacing “$15.000.000 (Fifteen million US$ dollars)” with “$18.000.000 (Eighteen million US$ dollars)”.
2.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the Republic of Costa Rica, without reference to principles of conflict of laws or choice of laws.
3.Amendment Limited. Except as expressly provided herein, each of the provisions of the Agreement shall remain in full force and effect following the execution of this Amendment.
4.Conflicts. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement or any prior amendment thereto, the provisions of this Amendment shall control.

5.Counterpart; Facsimile Signatures. This Amendment may be executed in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the Parties hereto may execute this Amendment by signing any such counterpart. This Amendment may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.
6.Definitions. Capitalized terms defined in the Agreement and not otherwise defined in this Amendment are used herein as so defined.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Pledge Agreement on the day, month and year first above written.

PLEDGOR:

ESTABLISHMENT LABS HOLDINGS, INC.

By:	/s/ Juan Jose Chacon Quiros
Name: Juan Jose Chacon Quiros
Title: CEO

PLEDGEE:

CPH TU, LP

By:	Crown Predator Holdings IV, LLC,
Its general partner

By:	/s/ Nicholas Lewin
Name: Nicholas Lewin
Title: Managing Member

Signature Page to Amendment Pledge Agreement